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                                                                     Exhibit 5.1

                            OPINION OF BLANK ROME LLP

                           [ON BLANK ROME LETTERHEAD]

                                                                   June 10, 2004

Omega Financial Corporation
366 Walker Drive
State College, Pennsylvania 16804

Re: Omega/Sun Merger
    Registration Statement on Form S-4

Gentlemen:

         We have acted as counsel to Omega Financial Corporation ("Omega") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Omega under the Securities Act of 1933, as amended, relating to the issuance of up to 4,389,933 shares of common stock, par value of $5.00 per share (the "Shares") in connection with the proposed merger of Sun Bancorp, Inc., a Pennsylvania corporation, with and into Omega. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto and such other documents as we deemed necessary to render this opinion. We have not performed any independent investigation other than the document examination described above. We have assumed and relied on the truth, completeness and authenticity of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         (2) The issuance of the Shares has been duly authorized by Omega's board of directors.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the joint proxy statement/prospectus, which is part of the Registration Statement.

                                                              Very truly yours,

                                                              /s/ Blank Rome LLP


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                                   EXHIBIT "A"

1. Omega's Amended and Restated Articles of Incorporation and all amendments thereto.

2.       Omega's Amended and Restated Bylaws and all amendments thereto.

3. Good Standing Certificate issued by the Secretary of State of the Commonwealth of Pennsylvania.

4. Resolutions adopted by Omega's board of directors relating to transactions contemplated by the Registration Statement.

5.       Omega's Registration Statement on Form S-4.